Exhibit 2

Disclaimer of Beneficial Ownership

Each of the undersigned disclaims beneficial ownership of the securities referred to in the Schedule 13G to which this exhibit is attached, and the filing of such Schedule 13G shall not be construed as an admission that any of the undersigned is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, the beneficial owners of any securities covered by such Schedule 13G.

Dated: February 10, 2014

INVESCO PRIVATE CAPITAL, INC.

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	Authorized Signatory

INVESCO WLR IV ASSOCIATES LLC

By: Invesco Private Capital, Inc., its Managing Member

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	Authorized Signatory

INVESCO WLR V ASSOCIATES LLC

By: Invesco Private Capital, Inc., its Managing Member

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	Authorized Signatory

WLR SELECT ASSOCIATES DSS GP, LTD.

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	Authorized Signatory

WLR SELECT ASSOCIATES DSS, L.P.

By:	WLR Select Associates DSS GP, Ltd., its General Partner

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	Authorized Signatory

WLR RECOVERY ASSOCIATES IV DSS AIV GP, LTD.

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	Authorized Signatory

WLR RECOVERY ASSOCIATES IV DSS AIV, L.P.

By: WLR Recovery Associates IV DSS AIV GP, Ltd., its General Partner

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	Authorized Signatory

WLR RECOVERY ASSOCIATES V DSS AIV GP, LTD.

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	Authorized Signatory

WLR RECOVERY ASSOCIATES V DSS AIV, L.P.

By: WLR Recovery Associates V DSS AIV GP, Ltd., its General Partner

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr.
Title:	Authorized Signatory

WILBUR L. ROSS, JR.

By:	/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.